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                                                                  Exhibit 14(a)

                               POWER OF ATTORNEY

KNOW ALL PERSON BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints KATHERINE STONER and JIM COPPEDGE as his or her true and lawful attorneys-in fact and agent, to sign any and all amendments to the Registration Statement listed below, for which THE VARIABLE ANNUITY LIFE INSURANCE COMPANY serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he or she might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exception from the federal securities laws; (iii) register additional annuity contracts under the federal securities law, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agents of any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS

Registrant (Product)                   File Nos.
--------------------                   -------------------------------------
VALIC Separate Account A (Portfolio    333-______ / 811-03240
Director Minus 10 Version)
VALIC Separate Account A (Portfolio    333-______ / 811-03240
Director Minus 60 Version)
VALIC Separate Account A (Portfolio    033-75292 / 811-03240
Director, guarantee)
VALIC Separate Account A (GUP,         002-32783 / 811-03240
guarantee)
VALIC Separate Account A (Impact,      002-96223 / 811-03240
guarantee)
VALIC Separate Account A               333-124398 / 811-03240
(Independence Plus, guarantee)
VALIC Separate Account A (Potentia,    333-49232 / 811-03240
guarantee)
VALIC Separate Account A (SPIVA, no    333-124756 / 811-03240
guarantee)
VALIC Separate Account A (Portfolio    333-137942 / 811-03240
Director, no guarantee)


/s/ JAY S. WINTROB         Director                       November 5, 2007
--------------------------
Jay S. Wintrob

/s/ BRUCE R. ABRAMS        Director, President and Chief  November 5, 2007
-------------------------- Executive Officer
Bruce R. Abrams

/s/ MICHAEL J. AKERS       Director, Senior Vice          November 5, 2007
-------------------------- President and Chief Actuary
Michael J. Akers

/s/ N. SCOTT GILLIS        Director, Senior Vice          November 5, 2007
-------------------------- President and Principal
N. Scott Gillis            Financial Officer

/s/ SHARLA A. JACKSON      Director and Executive Vice    November 5, 2007
-------------------------- President - Operations
Sharla A. Jackson

/s/ KATHLEEN M. MCCUTCHEON Director and Vice President - November 5, 2007 -------------------------- Human Resources
Kathleen M. McCutcheon

/s/ CHRISTOPHER J. SWIFT   Director                       November 5, 2007
--------------------------
Christopher J. Swift